Exhibit (a)(ii)
DECLARATION OF TRUST
OF
FEDERAL LIFE TRUST
     THIS DECLARATION OF TRUST is made as of November 16, 2007 (this “Declaration of Trust”) by William S. Austin, as initial trustee (the “Initial Trustee”). The Initial Trustee hereby declares as follows:
     1. The trust created hereby shall be known as “Federal Life Trust” (the “Trust”), in which name the Initial Trustee, to the extent provided herein, may conduct the business of the Trust.
     2. It is the intention of the Initial Trustee that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq. (the “Business Trust Act”), and that this document constitute the governing instrument of the Trust.
     3. The Initial Trustee is hereby authorized to execute and file a certificate of trust (the “Certificate of Trust”) with the Secretary of State of the State of Delaware (the “Secretary of State”).
     4. The Initial Trustee is hereby authorized to appoint additional trustees of the Trust. Any additional trustees of the Trust shall enter into an amended and restated Declaration of Trust (the “Amended and Restated Declaration of Trust”) to provide for the contemplated operation of the Trust created hereby and the issuance by the Trust of the securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Initial Trustee shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Initial Trustee shall have full power and authority to take any and all actions which he deems necessary, convenient or incidental to form and manage the Trust until the effective date of the Amended and Restated Declaration of Trust, including, but not limited to, operating and carrying on the business of an investment company, and exercising all the powers necessary and appropriate to the conduct of such operations, including authorizing the establishment of separate and distinct series of the Trust and the registration of the shares thereof with the Securities and Exchange Commission.
     5. The Trust shall, to the fullest extent permitted by applicable law, (i) reimburse the Initial Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Initial Trustee from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against the Initial Trustee with respect to the performance of this Declaration of Trust, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify the Initial Trustee for any Expenses which are a result of the willful misconduct, bad faith or negligence of the Initial Trustee.
     6. The number of trustees of the Trustee initially shall be one and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the trustees which may increase or decrease the number of trustees of the Trust.
     7. This Declaration may be amended by a written instrument signed or adopted by each person who at such time is a trustee of the Trust.
     8. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).
(Signature on Next Page)

     IN WITNESS WHEREOF, the Initial Trustee has caused this Declaration of Trust to be duly executed as of the day and year first above written.

/s/ William S. Austin
William S. Austin
Initial Trustee, as trustee and not individually

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